Citi 2024 CEO Global Real Estate Conference March 3-6, 2024 Exhibit 99.1

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development, redevelopment and repositioning activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, supply level, demand, job growth, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this presentation may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements: inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry and sector; adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns; failure of new acquisitions to achieve anticipated results or be efficiently integrated; failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results; unexpected capital needs; material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors; inability to obtain appropriate insurance coverage at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverage; ability to obtain financing at favorable rates, if at all, and refinance existing debt as it matures; level and volatility of interest or capitalization rates or capital market conditions; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on financing; the effect of any rating agency actions on the cost and availability of new debt financing; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, which could cause continued or worsening economic and market volatility, and regulatory responses thereto; significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product; our ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; inability to attract and retain qualified personnel; cyber liability or potential liability for breaches of our or our service providers’ information technology systems, or business operations disruptions; potential liability for environmental contamination; changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations; extreme weather and natural disasters; disease outbreaks and public health events and measures that are taken by federal, state and local governmental authorities in response to such outbreaks and events; impact of climate change on our properties or operations; legal proceedings or class action lawsuits; impact of reputational harm caused by negative press or social media postings of our actions or policies, whether or not warranted; compliance costs associated with numerous federal, state and local laws and regulations; and other risks identified in reports we file with the Securities and Exchange Commission from time to time, including those discussed under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We undertake no duty to update or revise any forward-looking statements appearing in this presentation to reflect events, circumstances or changes in expectations after the date of this presentation. REGULATION G This presentation contains certain non-GAAP financial measures within the meaning of the Securities Exchange Act of 1934, as amended. Our definitions of such non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures can be found in the accompanying Appendix and under the “Filings & Financials – Quarterly Results” navigation tab on the “For Investors” page of our website at www.maac.com.

About MAA | Strong Performance Platform 30 S&P 500 $20.7B 102K 2,400 20 YR YEARS PUBLIC MEMBER COMPANY TOTAL MARKET CAP APARTMENT UNITS ASSOCIATES AVG EXEC TENURE $1B 13K A3/A- 3.6x 10.7% 120 ’24F TOTAL DEVELOPMENT, LU PIPELINE UNIT OPPORTUNITY REDEVELOPMENT PROGRAM INVESTMENT GRADE RATED NET DEBT TO ADJ EBITDAre 10-YEAR ANNUAL COMPOUNDED TSR AT 1/31/2024 CONSECUTIVE QUARTERLY CASH DIVIDENDS FM IPO AT A GLANCE1 Repositioned | MAA Gateway | Charlotte, NC 1 As of 12/31/2023 unless otherwise noted

Consistently Strong Performance for Shareholders Core FFO per Share Expected 5-Year Compounded Annual Growth Rate of 6.7% Compounding Core FFO per Share growth through market cycles; high quality earnings stream Strong dividend track record; steady growth and well-covered Superior long-term shareholder returns compared to average of comparable multifamily peers Annual Compounded Total Shareholder Returns Long-term Returns Exceed Peer Average* At January 31, 2024 5 YR 10 YR 15 YR 20 YR MAA 7.9% 10.7% 14.5% 11.3% PEER AVG* 0.8% 7.3% 12.3% 9.3% SOURCE: S&P Global *MAA excluded from average. Peers: AVB, CPT, EQR, ESS, and UDR included in average. 1 2024 Forecasted Core FFO per Share of $8.88 represents the midpoint of our guidance range of $8.68 to $9.08. 1 Annual Common Dividend per Share Paid Never Suspended or Reduced | A Solid Record of Growth and Stability

Differentiated Portfolio Strategy Unique market focus…captures benefits of high growth and demand Submarket and property type/class diversification helps to lessen periodic supply-side pressures… drives strong, long-term and full-cycle performance Diversified renter price point… appeals to largest segment of the rental market… creates stability Outlook & Update Portfolio strategy and market dynamics…support long-term rent growth prospects New development, redevelopment and tech initiatives…expected to drive meaningful future value creation External Growth Opportunities 30 years successful Sunbelt transactions + strong balance sheet…drive robust deal flow In-house new development operation + JV “pre-purchase” development program…expands growth platform Robust Redevelopment Program Proven unit interior redevelopment program...enhances long-term earnings potential Property repositioning program...expected to drive additional property-level rent growth Technology Initiatives & Innovation Smart home installations…expected to continue to enhance revenue in 2024 Tech advances in website lead generation & virtual leasing…expands prospect management effectiveness Balance Sheet Strength Strong, investment-grade balance sheet… positions us well to pursue new growth opportunities A3/A- credit rating reflects continued strength Sustainability Increasing focus on property efficiency measures…align with climate objectives Long-established focus on driving energy/natural resources efficiency, strong governance and value in people Creating Value Through the Full Market Cycle Repositioned | MAA McKinney | Dallas, TX

Unique Diversification and Balance 1 Based on gross asset value at 12/31/2023 for total multifamily portfolio 2 Source: Yardi Matrix Asset Class Rating 3 Garden = 3 stories or less; Mid-rise = 4 to 9 stories; High rise = 10+ stories Multifamily Market Multifamily Market and Regional Office Multifamily Market and Corporate Headquarters Multifamily Development Underway Diversified within SUBMARKETS1 Diversified in PROPERTY CLASS1,2 Diversified in PROPERTY TYPES1,3 Diversified by MARKETS1 TOP 10 MARKETS | % 4Q 2023 Same Store NOI TOP 10 MARKETS 1 Atlanta, GA 12.7% 6 Austin, TX 5.8% 2 Dallas, TX 9.6% 7 Raleigh/Durham, NC 5.6% 3 Tampa, FL 7.2% 8 Nashville, TN 4.9% 4 Orlando, FL 6.7% 9 Houston, TX 3.8% 5 Charlotte, NC 6.3% 10 Charleston, SC 3.7% 70% LARGE MARKETS 30% MID-TIER MARKETS

A Proven Portfolio Strategy for Long-Term Growth and Stability Our diverse portfolio of high-quality properties appeals to the largest segment of the rental market Our portfolio strategy drives long-term growth and greater stability through the full market cycle + Repositioned | MAA Worthington | Dallas, TX

Steady Demand Drivers for MAA Markets Move-ins from Non-MAA States Trailing 12 Months at 12/31/2023 CA | NY | IL | NJ | MA 43% Of Move-ins from Non-MAA States Came from Peer Coastal/Gateway States MAA markets continue to capture positive in-migration trends that continue to run higher than pre-pandemic levels; migration outside our markets remains steady at 4%-5% of our move-outs. In-Migration Trailing 12 Months at 12/31/2023 From Coastal/Gateway State to Top MAA Markets (defined as >3% 4Q 2023 SS NOI) Trend lines reflect top three MAA markets capturing migration from each of the following states: CA, NY, IL, NJ, MA. MAA Market Charleston | Nashville Phoenix | Tampa Source: Moody’s Economy.com, Company 2024 Forecasted Demand Drivers Outperform Other Regions Demand fundamentals expected to remain strong in 2023 for MAA Markets relative to Non-MAA Markets. >/= 15% TO MAA Portfolio Migration Trends

# Robust Job Creation in MAA Markets

*Thousands of jobs coming to our markets*
*with well over $100 billion expected investment*

**Clean Energy Projects**
REPRESENT MEANINGFUL PART OF OVERALL JOB CREATION

## HEADQUARTER MOVES

Tesla…Palo Alto, CA > AUSTIN, TX
Oracle…San Francisco, CA > AUSTIN, TX
Caterpillar…Chicago, IL > DALLAS, TX
Hewlett Packard Enterprise… San Jose, CA > HOUSTON, TX
Boeing…Chicago, IL > NORTHERN VIRGINIA
Raytheon…Boston, MA > NORTHERN VIRGINIA

## coming soon!

Sunbelt Investment Announcements[1]

## Arizona

PHOENIX

Taiwan Semiconductor Mfg
Semiconductor Plant
4,500 Jobs | $40B Investment
Expected Production 2025

Intel
Chip Plant
3,000 Jobs | $20B Investment
Expected Production 2024

LG Energy Solutions
EV Battery Plant
3,000 Jobs | $5.5B Investment
Expected Production 2025/2026

## Kansas

KANSAS CITY

Panasonic
EV Battery Plant
4,000 Jobs | $4B Investment
Expected Production 2025

## Texas

AUSTIN

Samsung Electronics Co
Chip Plant
2,000 Jobs | $25B Investment
Expected Production 2025

DALLAS/FORT WORTH

Texas Instruments
Semiconductor Plant
3,000 Jobs | $30B Investment
Expected Production 2024

## Tennessee

MEMPHIS

Ford BlueOval City
EV & Battery Plant
6,000 Jobs | $5.6B Investment
Expected Production 2025

NASHVILLE

Oracle
Regional Campus
8,500 Jobs | $1.2B Investment
Land Investments Underway

GM:Ultium Cells
EV Battery Plant
1,300 Jobs | $2.3B Investment
Expected Production 2024

## Kentucky

LOUISVILLE

Ford-SK
EV Battery Plant
5,000 Jobs | $5.8B Investment
Expected Production 2026

## Georgia

ATLANTA

Hyundai-SK
EV Battery Plant
3,500 Jobs | $4.5B Investment
Expected Production 2025

SAVANNAH

Hyundai Group Meta Plant
EV & Battery Plant
8,100 Jobs | $5.5B Investment
Expected Production 2025

## N Carolina

RALEIGH

Vinfast
EV Plant
7,500 Jobs | $4B Investment
Expected Production 2025

## S Carolina

GREENVILLE

BMW
EV & Battery Plant
300 Jobs | $1.7B Investment
Expected Production 2026

[1] Information gathered from public sources and is provided for illustrative purposes and is not all-inclusive. MAA makes no guarantee regarding announced projects, including if said projects will be started, completed or be completed at the level of investment announced or provide the anticipated number of jobs announced.

MAA 9

SAME STORE RESIDENT PROFILE IN TOP MARKETS QTD AT 12/31/2023 AVG NEW RESIDENT INCOME AVG NEW LEASE RENT/ INCOME RESIDENT MED AGE RESIDENT % SINGLE TOP 5 EMPLOYMENT SECTORS 1 2 3 4 5 Atlanta, GA $91,818 22% 33 82% Dallas, TX $90,172 21% 32 83% Tampa, FL $100,851 23% 36 78% Orlando, FL $90,814 24% 38 66% TOURISM Charlotte, NC $82,229 22% 33 83% Austin, TX $80,497 22% 34 80% Raleigh/Durham, NC $81,789 21% 32 83% Nashville, TN $81,865 23% 34 80% Houston, TX $79,137 21% 34 85% OIL/GAS Charleston, SC $84,755 24% 32 85% / Same Store $85,620 22% 34 80% PRIMARY EMPLOYMENT SECTORS FOR EXISTING RESIDENTS QTD AT 12/31/2023 Healthcare Technology Finance/ Banking/ Insurance Education Retail Restaurants/ Food Service Government Manufacturing Professional Services Self Employed Same Store 14% 10% 8% 6% 5% 5% 5% 5% 4% 3% Affluent Resident Profile + Diversified Employment + Affordable Rents = Solid Rent Growth Opportunity and Strong Collections

# Diversified Portfolio and Price Point Capture Demand, Help Ease Supply Pressure

Starts in MAA Markets (% of total units)[1,2]


1.1%
1.2%
1.1%
1.3%
1.5%
1.5%
1.5%
1.1%
1.2%
0.7%
0.8%
0.4%
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23

With starts in our markets peaking in mid-2022 and trending downward starting in 4Q22, we expect deliveries to follow a similar trend lagged by 2 years.

## Submarket Supply Look[1]

- MAA rents average approximately $300/unit less than new supply in our submarkets; driving a better value proposition for the prospective renter and appealing to a larger segment of the renter market
- MAA submarket diversification within markets helps mitigate effect of urban-focused supply wave

## Increasing Home Ownership vs Renting Affordability Gap

- MAA's record low percentage of move-outs to single family homes highlights the impact that high single family home prices paired with elevated interest rates have on single family home affordability.

a level of protection against supply pressure

MAA's extensive market, submarket & property class diversification

MAA's rent price point, appealing to large segment of the rental market

### MAA's Broad Demand Band

MAA's rent profile appeals to the broadest band of renters within our markets.

Recent deliveries near 41% of our units have rents more than 20% above our properties' rents lessening the impact of new supply for much of our portfolio.[1,3]

| RECORD LOW | 4Q 2023 |
|---|---|
| total moveouts[4] | 44.9% |
| % of moveouts to home-buying | 13.9% |
| % of moveouts to single family rentals | 3.1% |

[1] Data from RealPage Market Analytics (supply deliveries, rent gap)
[2] Percentage based on number of existing units
[3] Deliveries within past year in same store submarkets where rent data is available from RealPage. MAA properties with no recent deliveries nearby are excluded from analysis.
[4] Total moveouts refers to Resident Turnover as defined in this presentation's accompanying Appendix

MAA 11

Strong Performance Through the Full Economic Cycle MAA continues to deliver on its mission to drive long-term outperformance through all phases of the economic cycle with less volatility Our outperformance compared to Multifamily Peers2 during the latest down cycle and recovery period positioned us well for positive results in 2023 despite economic headwinds. We are in a strong position to take advantage of opportunities that will continue to enhance shareholder value SOURCE: Company Filings 1 As reported full year Same Store NOI and Core FFO per Share year over year growth 2 Multifamily Peers include: AVB, CPT, EQR, ESS and UDR Core FFO per Share Growth Year Over Year1 2 PROVEN OUTPERFORMANCE Significant Spread During Latest Period of Volatility and Distress Same Store NOI Growth Year Over Year1 2 60 bps 340 bps 860 bps 630 bps 210 bps 320 bps 1,050 bps 720 bps

2024 Same Store Pricing Trends Lease Over Lease Average Pricing Growth same store Q4 2023 JAN 2024 FEB 2024 EFFECTIVE LEASES NEW LEASE -7.0% -6.2% -5.5% RENEWAL 4.8% 5.1% 5.2% BLENDED -1.6% -0.3% -0.2% Occupancy SAME STORE Q4 2023 JAN 2024 FEB 2024 AVG DAILY PHYSICAL OCCUPANCY 95.5% 95.4% 95.2% With slower leasing volume during Q4/Q1, a wider spread between new and renewal pricing is typical. + Renewals are expected to remain in 4.5% - 5.0% range in 2024 + February 2024 blended lease growth rebounded from slower holiday period to -0.2% New Development | MAA Robinson | Orlando, FL

Property Revenue Growth [0.15% … 0.90% … 1.65%] Effective Rent Growth1 [0.10% … 0.85% … 1.60%] Average Physical Occupancy Steady occupancy expected for full year [95.4% … 95.7% … 96.0%] Full Year 2024 Same Store Outlook REVENUE Property Expense Growth [4.10% … 4.85% … 5.60%] Real Estate Tax Growth [4.00% … 4.75% … 5.50%] EXPENSE Property NOI Growth [-2.80% ... -1.30% … 0.20%] NOI 2024 FULL YEAR GUIDANCE MIDPOINT 1 Effective Rent Growth differs from blended lease over lease pricing growth. Blended lease over lease pricing growth, as reflected in the prior slide, refers to new and renewal lease pricing effective during the period stated as compared to the prior lease. Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Please refer to the accompanying Appendix at the end of this presentation for a full definition of Average Effective Rent per Unit. MAA Promenade | Denver, CO

# 2024 Core FFO and Investment Outlook

EXPECTED CORE FFO/SHARE[1]

| | 2024 FULL YEAR GUIDANCE<br>MIDPOINT |
|---|---|
| Full Year 2024[2] | [$8.68 … $8.88 … $9.08] |
| Q1 2024[3] | [$2.12 … $2.20 … $2.28] |
| Total Overhead[4]<br>Asset Management / Tech / Regional Support + G&A | [$130.5M … $132.5M … $134.5M] |



New Development | MAA Milepost 35 | Denver, CO

## CAPITAL SPEND INITIATIVES[4]

| | 2024 FULL YEAR GUIDANCE<br>MIDPOINT |
|---|---|
| Kitchen & Bath Redevelopment<br>5K to 6K units in 2024 | [$40M … $45M … $50M] |
| Repositioning Program<br>6 new properties expected to start 1H 2024 | [$18M … $20M … $22M] |
| Smart Home Investment<br>Final wave of 4K to 5K units to be installed in 2024 | [$6M … $7M … $8M] |

## MULTIFAMILY TRANSACTIONS[5]/FINANCING

| | 2024 FULL YEAR GUIDANCE<br>MIDPOINT |
|---|---|
| Acquisitions | [$350M … $400M … $450M] |
| Dispositions | [$50M … $100M … $150M] |
| Development Funding<br>Wholly-owned and pre-purchase JV deals | [$250M … $300M … $350M] |
| Debt Issuance | ✓ Q1 2024 Issuance: $350M<br>Q2 2024 Expected Issuance: ~$400M |

[1] In this context, per Share means per diluted common share and unit.
[2] Net income per diluted common share is expected to be in the range of $4.45 to $4.85 per diluted common share ($4.65 at the midpoint) for the full year 2024.
[3] MAA does not forecast quarterly Net income per diluted common share as MAA cannot predict forecasted transaction timing within a particular quarter (rather than during the year).
[4] Property management expenses and General and administrative expenses as noted in Company filings
[5] Expectations for the full year 2024

MAA 15

# Development Program Supports Continued Value Creation

## Combination of In-House and “Pre-Purchased”* Development Expands Revenue Growth Potential


PRE-PURCHASE

**Novel West Midtown** — Now Leasing

ATLANTA, GA — Construction Complete


PRE-PURCHASE

**Novel Val Vista** — Now Leasing

PHOENIX, AZ


PRE-PURCHASE

**Novel Daybreak** — Now Leasing

SALT LAKE CITY, UT



**MAA Milepost 35 I** — Now Leasing

DENVER, CO



**MAA Nixie** — Leasing Q4 2024

RALEIGH, NC



**MAA Breakwater** — Leasing Q1 2025

TAMPA, FL

*Pre-purchased developments are joint ventures with outside developers with MAA acquiring full ownership following the stabilized lease-up of the community

See definition of Lease-up Communities in this presentation’s accompanying Appendix

MAA 16

Development Pipeline and Lease-ups Poised To Deliver Value ACTIVE DEVELOPMENTS AT 12/31/2023 PROPERTY MSA TOTAL UNITS EXPECTED TOTAL COST (IN MILLIONS) EXPECTED INITIAL OCCUPANCY EXPECTED STABILIZATION1 Novel Daybreak2,3 Salt Lake City, UT 400 $ 99.4 2Q 2023 1Q 2025 Novel Val Vista2,3 Phoenix, AZ 317 79.8 4Q 2023 3Q 2025 MAA Milepost 353 Denver, CO 352 125.0 4Q 2023 3Q 2025 MAA Nixie Raleigh, NC 406 145.5 4Q 2024 3Q 2026 MAA Breakwater Tampa, FL 495 197.5 1Q 2025 4Q 2026 TOTAL ACTIVE DEVELOPMENTS 1,970 $ 647.2 LEASE-UP COMMUNITIES AT 12/31/2023 ACTIVE LEASE-UPS AT 9/30/23 PROPERTY MSA TOTAL UNITS TOTAL COST TO DATE (IN MILLIONS) PHYSICAL OCCUPANCY EXPECTED STABILIZATION1 MAA Central Avenue Phoenix, AZ 323 $101.7 86.7% 3Q 2024 MAA Optimist Park Charlotte, NC 352 105.9 81.0% 3Q 2024 Novel West Midtown2,3 Atlanta, GA 340 90.6 39.7% 4Q 2024 TOTAL ACTIVE LEASE-UPS 1,015 $298.2 69.0% Established history and success of disciplined capital deployment Design and investment managed from an owner/operator perspective; long-term margins optimized Source: Company 4Q 2023 Earnings Release Supplemental 1 Communities considered stabilized when achieving 90% average physical occupancy for 90 days 2 MAA owns 80% of the joint venture that owns this property with right to purchase the remainder after stabilization 3 Active or recently completed development projects currently leasing. 4 Value creation calculated using adjusted proforma stabilized NOI for current development projects and lease-up communities at a 5.25% cap rate, less expected investment basis Active Developments and Lease-up Communities $40M - $50M EXPECTED TOTAL STABILIZED INCREMENTAL NOI $112M EXPECTED TOTAL VALUE CREATION4 6.5% EXPECTED AVERAGE STABILIZED NOI YIELD Active/Complete Developments Currently Leasing Acquired 4Q 2023 Acquired 4Q 2023

2024 Development Expectations msa Units STATUS Charlotte, NC 302 Owned Denver, CO 259 Owned Phoenix, AZ 345 Controlled Orlando, FL 308 Owned Denver, CO 181 Owned Atlanta, GA 250 Controlled Raleigh, NC 225 Controlled Denver, CO 648 Owned Denver, CO 520 Owned Atlanta, GA 294 Owned Orlando, FL 390 Owned TOTAL 3,722 Future Development Pipeline Expansion (2024 & Beyond) 2024 Development Pipeline Expected to Approach APPROXIMATELY $1 BILLION Additional Opportunities In ATLANTA | CHARLOTTE DENVER | ORLANDO PHOENIX | RALEIGH $19M EXPECTED TOTAL STABILIZED INCREMENTAL NOI $65M EXPECTED TOTAL VALUE CREATION1 2024 EXPECTED 3 - 4 DEVELOPMENT STARTS New Development | Novel Val Vista | Phoenix, AZ 1 Value creation calculated using adjusted proforma stabilized NOI for 2024 expected development projects at a 5.25% cap rate, less expected investment basis

# Unit Interior Upgrades Continues to Drive Higher Value

## Property Redevelopment Program

**~20K** unit upgrades from 2021-2023

OPPORTUNITY

- Approximately 13K units identified for redevelopment across Same Store portfolio with potential to create additional rent growth value

SCOPE

- Redevelopments are performed on turn at select communities (properties remain in Same Store group), minimizing down time and allowing us to continually refine the program with real-time improvements
- Standard program includes kitchen and bath upgrades
  - Stainless ENERGY STAR rated appliances
  - Countertop replacement
  - Updated cabinetry
  - Water efficient plumbing fixtures
  - Energy efficient light fixtures
  - Flooring

Kitchen Update


Before


After

MAA Gateway, Charlotte, NC

Redevelopment Program provides opportunity to further green our portfolio.

PROGRAM RESULTS

| | 2021 | 2022 | 2023 | 2024F |
|---|---|---|---|---|
| Production | 6,360 | 6,574 | 6,858 | 5,000–6,000 |
| Average Per Unit Cost | $5,893 | $6,109 | $6,453 | $6,500-$7,500 |
| Average Rent Increase | 12.2% | 10.0% | 7.1% | 6.5%-7.5% |

MAA 19

Future Redevelopment Opportunity Potential for Continued Value Creation Remains MAA REDEVELOPMENT PIPELINE Currently Identified Redevelopment Opportunity Future Value Opportunity Revenue At 5.8% Cap Rate1 Net Value Creation $17.8M $307M $226M Legacy MAA Legacy CLP Legacy PPS Total MAA Units 4,400 5,100 3,500 13,000 Capital $24M $28M $29M $81M Incremental Revenue $5.3M $6.2M $6.3M $17.8M Top 10 2024 Markets For Redevelopment Dallas, TX Tampa, FL Atlanta, GA Washington, DC Phoenix, AZ Jacksonville, FL Orlando, FL Charlotte, NC Fort Worth, TX Richmond, VA 13K units of opportunity 1 Based on 5.8% Nominal Cap Rate, Green Street Advisors at 2/27/2024 <300 Redeveloped Units >300 Redeveloped Units

Repositioning Select Properties to Drive Additional Value MAA Harbour Island | Tampa, FL Updated and Expanded Fitness Centers Co-working Areas to Support Remote Work Desirable Amenities MAA Gardens |Atlanta, GA MAA Gateway (Pet Spa) | Charlotte, NC Exterior Amenities for Today’s Lifestyles MAA Worthington | Dallas, TX Property Repositioning Program Thoughtful Upgrades to Maximize Revenue Program includes upgrade of amenities, exteriors and common areas to keep pace with market demand Candidates evaluated on location, potential for rent growth, competition and incoming supply Full community repriced upon project completion 2023 investment of $17M; 2024F investment of $20M All completed projects fully and/or partially repriced averaged approximately 14% cash on cash return with $103/unit rent increase (above market increase) in 2023 6 Project Starts expected in 1H 2024 Before After

# Technology Advances Enhance Operations and Add Value

## Smart Home Technology Nears Completion

**4K -5K** expected installs in **2024**

- Mobile control of locks, lights and thermostat as well as leak detection provides additional resident value
- Additional synergy opportunities in repairs and maintenance, capex, and vacant and house electric charges
- Continued upgrades and expansion will enhance quality of self touring experience
- 93K total units installed through 4Q 2023 since project start
- Approximately $20 - $25/unit additional monthly rent revenue[1]


74

MOBILE APP | LIGHTING CONTROL | SMART LOCK | SMART THERMOSTAT | VOICE CONTROL | LEAK SENSORS




ALLOY
SmartHome
78

## Additional Programs Completed/In Process

- ✓ New 24/7 Central Call Center Platform
- ✓ Enhanced Online Recruiting Tools
- ✓ Utility Monitoring Enhancements
- ✓ SightPlan – Mobile Inspections for Service Technicians
- ✓ Enhanced Company Website and Data Analysis
- ✓ Virtual Leasing: Artificial Intelligence, Chat, and Prospect Engagement Tools
- ✓ New Prospect-centric CRM Platform with Enhanced ILS Syndication and More Seamless Online Leasing Connectivity
- ✓ Automated Call Quality Scoring Platform
- ✓ Automated Maintenance Work Order System
- ✓ Enhanced AI and Chatbot Options
- ☐ Mobile Self Service/Self Touring Application *(in pilot)*

"Double Play" bulk internet/cable rollout completed at approximately half of our communities

Expect to capture meaningful on-site staffing efficiencies and margin expansion over the next 2 – 3 years through tech initiatives supporting "podding" and "centralization" of proximate communities

[1] Average projected increase upon lease renewal, unit turnover or opt-in for units installed through 2022 is $25/unit. In 2023, 21,159 units were installed and are expected to average a projected increase of $20 per unit. We expect to complete the installation program in 2024.

MAA 22

# Platform Value Initiatives; Technology Enabled

## Smart Home Technology

- Installations complete by end of 2024
- $25-$30 million of NOI (140bps margin) expected in the run rate by the end of 2024
- Nearly 1,300 leaks detected through system in 2023; estimated expense/capital savings of $1 million

## Double Play/Telecom Agreements

- $18 million NOI in current run rate for double offering of cable and internet services in units (or Double Play); represents roughly half the portfolio
- Additional $2 million revenue from marketing agreements for the other half of portfolio

## Community Wi-Fi

- Further opportunity for whole-property (ubiquitous) WiFi
- Currently testing program, performing 4 retrofits in 2024
- Run rate opportunity of $800K of additional NOI for those tested (28% yield); long term opportunity $30 million or more

## Mobile Maintenance

- Enhanced move-out inspection process through mobile maintenance, $1.4 million realized in annual additional revenue

## Podding

- 28 property manager pods in place generating $1.5 million to $2 million of annual expense savings

## Centralized Lease Administration

- Testing centralized lease administration duties; transitioning former onsite tasks related to lease application and execution (income and id verification, proof of utilities, lease generation, etc.) to centralized specialists (30K+ hours – time savings - annually)

## Renter's Insurance

- Outsourcing renters' insurance procurement and compliance
- Marginal NOI opportunity of $0.5 million before time savings consideration (8K hours – time savings - annually)

## Website

- Various AI/chat tools in place to help drive and produce quality leads, 24/7/365
- Capture and process leasing leads in a more efficient and effective manner

## Sustainability Initiatives

- LED projects: $2.5 million of annual utilities savings based on projects completed to date, expected run rate of $3 million by the end of 2024
- Solar projects: Pilot program with three projects in Austin; expected to generate $200K in annual utilities savings; expandable to multiple markets
- Smart Irrigation projects: Piloting at four properties with expected utility expense savings through water use reduction of over 3 million gallons annually

MAA 23

MAA’s Technology Enhancements Expand, Upgrade Leasing Toolbox Objective to create a multi-functional and fully integrated self-service/self-touring leasing platform that results in a seamless, easy to use process for the entire resident journey Technology rollout staggered with careful piloting of complementary platforms Expected margin expansion through personnel, systems and marketing expense savings Online Leasing Platform Enhances Leasing Efficiency MAA continues to adopt, develop and deploy innovative solutions to enhance our leasing efficiency and effectiveness as well as our online presence. Recent website updates enhance user experience. Prominent Call to Action buttons to increase and accelerate conversions Personalization strategy focuses on increasing and accelerating online conversions using targeted content and making desired content easier to find Online Reputation Management increases digital curb appeal through online reviews Google Analytics provides concrete data for strategic implementations on the website Community features, floor plans, points of interest and more tailored to each prospect Online conversion tool guides prospects throughout their rental journey with expanded AI technology creating an interactive and personalized experience Multiple tour options available 4.5 OUT OF 5 GOOGLE STAR RATING

Strong, Investment-Grade Balance Sheet Note: Total Capitalization is defined here as common shares and units outstanding multiplied by the closing stock price on 12/31/2023, plus total debt outstanding at 12/31/2023, plus Preferred stock ($50 redeemable stock price multiplied by total shares outstanding). $16.11B Common Equity $4.58B Total Debt + Preferred Debt + Preferred/Total capitalization: 22.1% credit ratings SHORT TERM LONG TERM OUTLOOK Standard & Poor’s Ratings Services1 A-2 A- STABLE Moody’s Investors Service2 P-2 A3 STABLE Fitch Ratings1 F1 A- STABLE 1 Corporate credit rating assigned to MAA and MAALP (the operating partnership of MAA) 2 Corporate credit rating assigned to MAALP Well-laddered debt with one maturity in June 2024 $791.8M of combined cash and available capacity under MAALP’s unsecured revolving credit facility; supports increasing development pipeline and acquisition opportunities1 89% fixed debt to protect against higher interest rates1 One of Eight Public REITs to be A- Rated or Above AT 12/31/2023 1 As of 12/31/2023.

# Balance Sheet Strength Positions Us Well for Future Growth Opportunities

## CREDIT METRICS AT 12/31/2023

| | MAA | SECTOR AVG[2,3] |
|---|---|---|
| Total debt / adjusted total assets[1] | 27.8% | 30.0% |
| Total secured debt / adjusted total assets[1] | 2.2% | 4.7% |
| Unencumbered NOI / total NOI | 95.9% | 91.4% |
| Net Debt / Adjusted EBITDA*re*[4] | 3.6x | 4.7x |
| Consolidated income available for debt service to total annual debt service charge[1] | 7.8x | 6.1x |
| Weighted average maturity of debt (in years) | 6.8 | 6.8 |
| Core FFO Payout Ratio[5] | 61.1% | 64.1% |

[1] MAA calculations as specifically defined in Mid-America Apartments, L.P.'s debt agreements.
[2] Sector average represents publicly disclosed sector equivalent.
[3] Sector constituents include AVB, CPT, EQR, ESS and UDR; data is from 4Q 2023 company filings.
[4] Adjusted EBITDAre in this calculation represents the trailing twelve-month period ended December 31, 2023. A reconciliation of the following items and an expanded discussion of their respective components can be found in the accompanying Appendix: (i) EBITDA, EBITDAre and Adjusted EBITDAre to Net income; and (ii) Net Debt to Unsecured notes payable and Secured notes payable.
[5] Core FFO Payout Ratio is defined here as dividends paid in 2023 through 12/31/2023 divided by full year 2023 Core FFO/Share per 4Q 2023 and full year 2023 company filings.

## DEBT MATURITY PROFILE ($ IN MILLIONS) AT 12/31/2023



Revolving Credit Facility and/or Commercial Paper
Debt 1
$495.0 2
$399.7
$398.5
$298.0
$597.3
$397.3
$557.7
$297.9
$445.6
$653.1

| | 2024 | 2025 | 2026 | 2027 | 2028 | 2029 | 2030 | 2031 | 2032 | 2033 | 2034+ |
|---|---|---|---|---|---|---|---|---|---|---|---|
| TOTAL DEBT MATURING | 19.7% | 8.8% | 6.6% | 13.2% | 8.7% | 12.3% | 6.6% | 9.8% | 0.0% | 0.0% | 14.3% |
| FIXED RATE DEBT INTEREST RATE | 4.0% | 4.2% | 1.2% | 3.7% | 4.2% | 3.7% | 3.1% | 1.8% | 0.0% | 0.0% | 3.8% |

TOTAL DEBT AVG INTEREST RATE 3.6%

89.1% Total Debt is Fixed Rate

[1] Debt excluding unsecured revolving credit facility and unsecured commercial paper program.
[2] Partially refinanced with $350M bond issued January 2024.

MAA 26

# A Brighter View for Today and Tomorrow: Our Sustainability Commitment

As part of our ongoing mission to provide exceptional service and superior value to our stakeholders, we are committed to the responsible stewardship of our resources and the enhancement of programs that support our environmental, social and governance practices.

2018 – 2028

## REDUCTION GOALS

| ENERGY USE INTENSITY | GREEN HOUSE GAS INTENSITY | WATER USE INTENSITY |
|---|---|---|
| 35% | 45% | 10% |

Original goals achieved early – TARGETS RESET

## IMPROVING DISCLOSURES

GRESB

2023 GRESB
PUBLIC DISCLOSURE SCORE
A

CDP

RATING: B
2023

2023 GRESB SCORE
THREE GREEN STARS


78
100

MANAGEMENT SCORE


28
30

PERFORMANCE SCORE


50
70

2022 GRESB RESULTS:
SCORE: 75/100; MANAGEMENT: 29/30: PERFORMANCE: 46/70

Corporate Sustainability Report
Includes
GRI | SASB | TCFD
Disclosures

Published 4th Report
November 2023

## 2023 ACCOMPLISHMENTS

- ✓ Increased energy efficiency in 32% of the portfolio through our Redevelopment Program.
- ✓ Expanded green certified communities to 51; 6 additional certifications in process.
- ✓ Utilized over 56 million gallons of reclaimed water for irrigation, saving approximately $330,000 in irrigation costs.

## 2024 GOALS

- ✓ Re-establish Energy Use Intensity and GHG Emissions Intensity targets to further reduce both by 10%
- ☐ Complete common area LED retrofits on 62% of the portfolio, with plans to finish the remaining 38% by 2025.
- ☐ Expand installation of electric vehicle chargers to more properties.
- ☐ Pilot programs for both solar and smart irrigation projects

MAA 27

# A Brighter View for Today and Tomorrow: Our Sustainability Commitment

## SUPPORTING ASSOCIATE WELL-BEING

HEALTH & WELLNESS Comprehensive Medical, Dental and Vision Insurance; Flexible Spending Accounts; Employee Assistance Program

FINANCIAL WELL-BEING Competitive Pay; Associate Minimum Pay, $15/hour; Incentive Bonuses; 401(k) Savings Plan with Company Match; Rent Discount

CAREER DEVELOPMENT Ongoing Education and Training Opportunities; Tuition & Certification Reimbursement; Career Mentor Program; Leadership Development

BELONGING Strong Company Culture; Robust Communication & Recognition Programs; Inclusive Diversity Council; Associate Surveys; Disaster Relief Program

## FOCUSING ON DIVERSITY AND INCLUSION

- Inclusive Diversity Council
- Unconscious Bias Training for All Associates
- Required Annual Training on Harassment and Discrimination for All Associates
- Enhanced Recruiting Processes
- Culture Committee
- Executive and Board Oversight
- Signatory of CEO Action for Diversity & Inclusion™
- Support for Employee Resource Groups

## CARING FOR OUR BROADER COMMUNITY

OPEN ARMS

Open Arms, now in its 30th year, continues its mission to provide fully-furnished apartment homes in MAA's existing communities FREE of charge to individuals and families who must travel for critical medical treatment.



54 homes in 12 states

Over 3,500 families helped

Nearly 300,000 nights of rest provided

Nearly $1 million in funding raised in 2023

## ELEVATING THE RESIDENT EXPERIENCE

- Responsive service program and routine surveys
- Online resident portal for ease of transactions, service request submission and communication
- Property amenities to promote healthy lifestyles
- Ongoing resident engagement and events

MAA 28

Appendix At DECEMBER 31, 2023 Reconciliation of Non-GAAP Financial Measures Definitions of Non-GAAP Financial Measures and Other Key Terms

# Reconciliation of Non-GAAP Financial Measures

## RECONCILIATION OF FFO, CORE FFO, CORE AFFO AND FAD TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

| *Amounts in thousands, except per share and unit data* | Three months ended December 31, | | Year ended December 31, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| Net income available for MAA common shareholders | $ 159,554 | $ 192,699 | $ 549,118 | $ 633,748 |
| Depreciation and amortization of real estate assets | 139,437 | 136,469 | 558,969 | 535,835 |
| Loss (gain) on sale of depreciable real estate assets | 1 | (82,799) | 62 | (214,762) |
| MAA's share of depreciation and amortization of real estate assets of real estate joint venture | 159 | 155 | 615 | 621 |
| Net income attributable to noncontrolling interests | 4,392 | 5,315 | 15,025 | 17,340 |
| FFO attributable to common shareholders and unitholders | 303,543 | 251,839 | 1,123,789 | 972,782 |
| (Gain) loss on embedded derivative in preferred shares [1] | (20,391) | 10,743 | (18,528) | 21,107 |
| Gain on sale of non-depreciable real estate assets | — | — | (54) | (809) |
| (Gain) loss on investments, net of tax [1][2] | (2,928) | 4,786 | (3,531) | 35,822 |
| Casualty related charges (recoveries), net [1][3] | 392 | (759) | 980 | (29,930) |
| (Gain) loss on debt extinguishment [1] | — | — | (57) | 47 |
| Legal (recoveries), costs and settlements, net [1] | (2,854) | 8,000 | (4,454) | 8,535 |
| COVID-19 related costs [1] | — | 73 | — | 575 |
| Mark-to-market debt adjustment [4] | — | (13) | (25) | 77 |
| Core FFO attributable to common shareholders and unitholders | 277,762 | 274,669 | 1,098,120 | 1,008,206 |
| Recurring capital expenditures | (26,318) | (13,825) | (111,685) | (98,168) |
| Core AFFO attributable to common shareholders and unitholders | 251,444 | 260,844 | 986,435 | 910,038 |
| Redevelopment capital expenditures | (20,735) | (23,755) | (98,177) | (101,035) |
| Revenue enhancing capital expenditures | (20,455) | (26,472) | (71,623) | (65,572) |
| Commercial capital expenditures | (2,382) | (1,938) | (6,922) | (4,692) |
| Other capital expenditures | (8,563) | (9,822) | (31,672) | (23,595) |
| FAD attributable to common shareholders and unitholders | $ 199,309 | $ 198,857 | $ 778,041 | $ 715,144 |
| | | | | |
| Dividends and distributions paid | $ 167,768 | $ 148,306 | $ 669,388 | $ 554,532 |
| | | | | |
| Weighted average common shares - diluted | 116,733 | 115,649 | 116,645 | 115,583 |
| FFO weighted average common shares and units - diluted | 119,837 | 118,646 | 119,722 | 118,618 |
| | | | | |
| Earnings per common share - diluted: | | | | |
| Net income available for common shareholders | $ 1.37 | $ 1.67 | $ 4.71 | $ 5.48 |
| | | | | |
| FFO per Share - diluted | $ 2.53 | $ 2.12 | $ 9.39 | $ 8.20 |
| Core FFO per Share - diluted | $ 2.32 | $ 2.32 | $ 9.17 | $ 8.50 |
| Core AFFO per Share - diluted | $ 2.10 | $ 2.20 | $ 8.24 | $ 7.67 |

(1) Included in Other non-operating (income) expense in the Consolidated Statements of Operations.
(2) For the three and twelve months ended December 31, 2023, gain on investments is presented net of tax expense of $0.8 million and $0.9 million, respectively. For the three and twelve months ended December 31, 2022, loss on investments is presented net of tax benefit of $1.3 million and $9.5 million, respectively.
(3) For the three and twelve months ended December 31, 2022, MAA recognized a gain of $1.4 million and $29.0 million, respectively, from the receipt of insurance proceeds that exceeded its casualty losses related to winter storm Uri.
(4) Included in Interest expense in the Consolidated Statements of Operations.

MAA 30

# Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NET OPERATING INCOME TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

*Dollars in thousands*

| | Three Months Ended | | | Year Ended | |
|---|---|---|---|---|---|
| | **December 31, 2023** | **September 30, 2023** | **December 31, 2022** | **December 31, 2023** | **December 31, 2022** |
| Net income available for MAA common shareholders | $ 159,554 | $ 109,810 | $ 192,699 | $ 549,118 | $ 633,748 |
| Depreciation and amortization | 140,888 | 146,702 | 138,237 | 565,063 | 542,998 |
| Property management expenses | 17,467 | 16,298 | 17,034 | 67,784 | 65,463 |
| General and administrative expenses | 15,249 | 13,524 | 14,742 | 58,578 | 58,833 |
| Interest expense | 38,579 | 36,651 | 38,084 | 149,234 | 154,747 |
| Loss (gain) on sale of depreciable real estate assets | 1 | 75 | (82,799) | 62 | (214,762) |
| Gain on sale of non-depreciable real estate assets | — | — | — | (54) | (809) |
| Other non-operating (income) expense | (27,219) | 16,493 | 23,465 | (31,185) | 42,713 |
| Income tax expense (benefit) | 1,148 | (209) | (458) | 4,744 | (6,208) |
| Income from real estate joint venture | (516) | (447) | (450) | (1,730) | (1,579) |
| Net income attributable to noncontrolling interests | 4,392 | 3,000 | 5,315 | 15,025 | 17,340 |
| Dividends to MAA Series I preferred shareholders | 922 | 922 | 922 | 3,688 | 3,688 |
| Total NOI | $ 350,465 | $ 342,819 | $ 346,791 | $ 1,380,327 | $ 1,296,172 |
| | | | | | |
| Same Store NOI | $ 329,819 | $ 324,745 | $ 329,458 | $ 1,306,939 | $ 1,232,893 |
| Non-Same Store and Other NOI | 20,646 | 18,074 | 17,333 | 73,388 | 63,279 |
| Total NOI | $ 350,465 | $ 342,819 | $ 346,791 | $ 1,380,327 | $ 1,296,172 |

MAA 31

Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre TO NET INCOME Dollars in thousands   Three Months Ended     Year Ended       December 31, 2023     December 31, 2022     December 31, 2023     December 31, 2022   Net income   $ 164,868     $ 198,936     $ 567,831     $ 654,776   Depreciation and amortization     140,888       138,237       565,063       542,998   Interest expense     38,579       38,084       149,234       154,747   Income tax expense (benefit)     1,148       (458)     4,744       (6,208) EBITDA     345,483       374,799       1,286,872       1,346,313   Loss (gain) on sale of depreciable real estate assets     1       (82,799)     62       (214,762) Adjustments to reflect MAA’s share of EBITDAre of unconsolidated affiliates     339       338       1,350       1,357   EBITDAre     345,823       292,338       1,288,284       1,132,908   (Gain) loss on embedded derivative in preferred shares (1)     (20,391)     10,743       (18,528)     21,107   Gain on sale of non-depreciable real estate assets     —       —       (54)     (809) (Gain) loss on investments (1)     (3,704)     6,068       (4,449)     45,357   Casualty related charges (recoveries), net (1)(2)     392       (759)     980       (29,930) (Gain) loss on debt extinguishment (1)     —       —       (57)     47   Legal (recoveries), costs and settlements, net (1)     (2,854)     8,000       (4,454)     8,535   COVID-19 related costs (1)     —       73       —       575   Adjusted EBITDAre   $ 319,266     $ 316,463     $ 1,261,722     $ 1,177,790   (1) Included in Other non-operating (income) expense in the Consolidated Statements of Operations. (2) For the three and twelve months ended December 31, 2022, MAA recognized a gain of $1.4 million and $29.0 million, respectively, from the receipt of insurance proceeds that exceeded its casualty losses related to winter storm Uri.

Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF NET DEBT TO UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE RECONCILIATION OF GROSS ASSETS TO TOTAL ASSETS RECONCILIATION OF GROSS REAL ESTATE ASSETS TO REAL ESTATE ASSETS, NET (1) Included in Restricted cash in the Consolidated Balance Sheets. (1) Included in Restricted cash in the Consolidated Balance Sheets. Dollars in thousands                 December 31, 2023     December 31, 2022   Unsecured notes payable   $ 4,180,084     $ 4,050,910   Secured notes payable     360,141       363,993   Total debt     4,540,225       4,414,903   Cash and cash equivalents     (41,314)     (38,659) 1031(b) exchange proceeds included in Restricted cash (1)     —       (9,186) Net Debt   $ 4,498,911     $ 4,367,058   Dollars in thousands                 December 31, 2023     December 31, 2022   Total assets   $ 11,484,503     $ 11,241,165   Accumulated depreciation     4,864,690       4,302,747   Gross Assets   $ 16,349,193     $ 15,543,912   Dollars in thousands                 December 31, 2023     December 31, 2022   Real estate assets, net   $ 11,183,905     $ 10,986,201   Accumulated depreciation     4,864,690       4,302,747   Cash and cash equivalents     41,314       38,659   1031(b) exchange proceeds included in Restricted cash (1)     —       9,186   Gross Real Estate Assets   $ 16,089,909     $ 15,336,793

Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF EARNINGS PER DILUTED COMMON SHARE TO CORE FFO AND CORE AFFO PER DILUTED SHARE FOR 2024 GUIDANCE Non-Core FFO items may include adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, casualty related charges (recoveries), net, gain or loss on debt extinguishment, legal (recoveries) costs and settlements, net, COVID-19 related costs and mark-to-market debt adjustments.     Full Year 2024 Guidance Range       Low     High   Earnings per common share - diluted   $ 4.45     $ 4.85   Real estate depreciation and amortization     4.91       4.91   Gains on sale of depreciable assets     (0.69)     (0.69) FFO per Share - diluted     8.67       9.07   Non-Core FFO items (1)     0.01       0.01   Core FFO per Share - diluted     8.68       9.08   Recurring capital expenditures     (0.96)     (0.96) Core AFFO per Share - diluted   $ 7.72     $ 8.12

Definitions of Non-GAAP Financial Measures Adjusted EBITDAre For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, casualty related (recoveries) charges, net, gain or loss on debt extinguishment, legal costs and settlements, net and COVID-19 related costs. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre does not include various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance. Core Adjusted Funds from Operations (Core AFFO) Core AFFO is composed of Core FFO less recurring capital expenditures. Because net income attributable to noncontrolling interests is added back, Core AFFO, when used in this release, represents Core AFFO attributable to common shareholders and unitholders. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures. Core Funds from Operations (Core FFO) Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, net of tax, casualty related (recoveries) charges, net, gain or loss on debt extinguishment, legal (recoveries), net, COVID-19 related costs, mark-to-market debt adjustments and other non-core items. Because net income attributable to noncontrolling interests is added back, Core FFO, when used in this release, represents Core FFO attributable to common shareholders and unitholders. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance. EBITDA For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA does not include various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance. EBITDAre For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable assets and adjustments to reflect MAA’s share of EBITDAre of an unconsolidated affiliate. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre does not include various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Definitions of Non-GAAP Financial Measures Funds Available for Distribution (FAD) FAD is composed of Core FFO less total capital expenditures, excluding development spending, property acquisitions, capital expenditures relating to significant casualty losses that management expects to be reimbursed by insurance proceeds and corporate related capital expenditures. Because net income attributable to noncontrolling interests is added back, FAD, when used in this release, represents FAD attributable to common shareholders and unitholders. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and capital expenditures. Funds From Operations (FFO) FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gain or loss on disposition of operating properties and asset impairment, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests, and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this release, represents FFO attributable to common shareholders and unitholders. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Gross Assets Gross Assets represents Total assets plus Accumulated depreciation. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Gross Real Estate Assets Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Net Debt Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes Net Debt is a helpful tool in evaluating its debt position. Net Operating Income (NOI) Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. Non-Same Store and Other NOI Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI includes all storm-related expenses related to hurricanes. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Definitions of Non-GAAP Financial Measures and Other Key Definitions Same Store NOI Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI excludes storm-related expenses related to hurricanes. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. OTHER KEY DEFINITIONS Average Effective Rent per Unit Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit. Average Physical Occupancy Average Physical Occupancy represents the average of the daily physical occupancy for an applicable period. Development Communities Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio. Lease-up Communities New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Non-Same Store and Other Portfolio Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been disposed of or identified for disposition, communities that have experienced a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties. Resident Turnover Resident turnover represents resident move outs excluding transfers within the Same Store Portfolio as a percentage of expiring leases on a rolling twelve month basis as of the end of the reported quarter. Same Store Portfolio MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have experienced a significant casualty loss are also excluded from the Same Store Portfolio.